CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT 2.1

STOCK PURCHASE AGREEMENT

AMONG

CINEDIGM DIGITAL CINEMA CORP.

AND

STEVE SAVAGE, SUSAN MARGOLIN AND AIMEE CONNOLLY,

SHAREHOLDERS

April 19, 2012

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

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CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

TABLE OF CONTENTS
Page
	Certain Business Relationships with Target	34
	Product Warranty	35
	Product Liability	35
	Disclosure	35
	Data Room Materials	35
	Closing Working Capital Calculation	35
	Post-Closing Covenants	35
	General	35
	Litigation Support	36
	Continuing Business	36
	Confidentiality	36
	Covenant Not to Compete	36
Section 6	Remedies for Breaches of This Agreement	37
6.1	Survival of Representations and Warranties.	37
6.2	Indemnification Provisions for Buyer’s Benefit.	37
	Indemnification Provisions for Sellers’ Benefit	38
6.4	Matters Involving Third Parties.	39
	Other Indemnification Provisions	40
	Special Indemnifications	40
	Exclusive Remedy	40
	Tax Matters	40
	Tax Indemnification	40
	Straddle Period	41
	Responsibility for Filing Tax Returns	41
7.4	Cooperation on Tax Matters.	41
	Tax-Sharing Agreements	42
	Certain Taxes and Fees	42
	Tax Refunds	42
Section 8	Registration Rights	42
	Registration of Shares	42
	Registration Procedures	43
	Information Supplied	44
8.4	Registration Expenses.	44
	Restrictions on Disposition	44
8.6	Indemnification.	45
Section 9	Miscellaneous	47
9.1	Nature of Sellers’ Obligations.	47
	Press Release	47
	No Third-Party Beneficiaries	47
	Entire Agreement	47

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CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

TABLE OF CONTENTS
Page
Succession and Assignment	47
Counterparts	47
Headings	48
Notices	48
Governing Law; Mediation; Arbitration	48
Amendments and Waivers	49
Severability	49
Expenses	49
Construction	49
Incorporation of Exhibits, Annexes, and Schedules	50
Specific Performance	50
Governing Language	50
Tax Disclosure Authorization	50

EXHIBIT A – Form of Employment Agreement – Savage and Margolin
EXHIBIT B – Form of Employment Agreement – Connolly
EXHIBIT C – Historical Financial Statements
EXHIBIT D – Form of Opinion of Sellers’ Counsel
EXHIBIT E – Form of Opinion of Buyer’s Counsel
EXHIBIT F – Indemnification Escrow Agreement
EXHIBIT G -- Annual Plans
EXHIBIT H – Earnout Methodology
EXHIBIT I – Closing Working Capital Definitions
EXHIBIT J – Closing Working Capital Estimate
ANNEX I - Exceptions to Seller’s Representations and Warranties Concerning Transaction
ANNEX II - Exceptions to Buyer’s Representations and Warranties Concerning Transaction
Disclosure Schedule

iii

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into on April 19, 2012, by and among Cinedigm Digital Cinema Corp., a Delaware corporation (“Buyer”), and Steve Savage (“Savage”), Susan Margolin (“Margolin”) and Aimee Connolly (“Connolly”) (each a “Seller” and together, “Sellers”). Buyer and Sellers are referred to collectively herein as the “Parties.”

Sellers in the aggregate own all of the outstanding capital stock of New Video Group, Inc., a New York corporation (“Target” or the “Company”).

This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the outstanding capital stock of Target in return for cash, Buyer Common Stock and the right to the Earn Out Price (as defined herein).

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1                Definitions.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Actual Investment” means, for any Fiscal Year, the sum of cash advance payments for content acquisitions and capital expenditures of the Content Business.

 “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Adjusted EBITDA” means, for any Fiscal Year,

(i)           EBITDA for such Fiscal Year minus

(ii)          the product of (x) Excess Investment for such Fiscal Year multiplied by (y) the Capital Charge multiplied by (z) 50%, plus

(iii)         with respect to Fiscal Year 2014 and Fiscal Year 2015 only, the product of (x) Investment Savings multiplied by (y) the Capital Charge multiplied by (z) 50%.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. law.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Agreement” has the meaning set forth in the preface above.

“Annual Plan” means the 2013, 2014 and 2015 annual plans of Target the Content Business attached at Exhibit G.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“Buyer Change of Control” means the occurrence of any of the following events:  (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of the Buyer to any person or group of related persons; (ii) the complete liquidation or dissolution of the Buyer; (iii) any person or group of related persons shall become the direct beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act), of more than 50% of the aggregate outstanding shares of Common Stock of the Buyer; or (iv) a merger or consolidation of the Buyer with another entity in which holders of shares of Common Stock immediately prior to the consummation of the transaction hold, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving company in such transaction.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.6.

“Buyer SEC Reports” has the meaning set forth in Section 3.2.

“Capital Charge” means an annual rate of 15%.

“Cash Escrow Amount” shall mean $1,250,000 of the Cash Purchase Price.

“Cash Purchase Price” has the meaning set forth in Section 2.2.

“Cause” means a termination of a Seller’s employment with the Buyer pursuant to Section 6(a) of the Employment Agreement between Buyer and such Seller as in effect immediately following the Closing.

“Claims” has the meaning set forth in Section 8.6.

“Closing” has the meaning set forth in Section 2.3 below.

“Closing Date” has the meaning set forth in Section 2.3 below.

“Cash Purchase Price” has the meaning set forth in Section 2.2 below.

“Closing Working Capital” means, as of immediately prior to Closing, the difference between (i) the current assets of Target set forth on Schedule J, hereto and (ii) the current liabilities of Target set forth on Schedule J hereto, in each case calculated as set forth on Schedule J hereto.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means Class A Common Stock, par value $0.001 per share of Buyer.

“Company” has the meaning set forth in the preface above.

“Company Real Properties” has the meaning set forth in Section 4.12.

“Confidential Information” means any information concerning the businesses and affairs of the Target that is not already available to the public.

“Connolly” has the meaning set forth in the preface above.

“Content Business” means the Buyer’s content business unit as constituted immediately after the Closing, which shall be comprised of the Target’s business and Buyer’s content business as in existence immediately after the Closing.  The Content Business shall also comprise those additional activities set forth on Exhibit F hereto.

“Disclosure Schedule” has the meaning set forth in Section 4 below.

“Distribution Rights” has the meaning set forth in Section 4.13.

“Earn Out Price” has the meaning set forth in Section 2.6.

“Earn Out Target” has the meaning set forth in Section 2.6.

“EBITDA” means net income of the Content Business for a subject period calculated in accordance with GAAP as GAAP is defined at any subject point in time plus all amounts deducted in the computation of the net income of the Content Business on account of (without duplication) (a) net interest expense, (b) indirect corporate overhead charges in excess of the indirect overhead charges set forth in the subject Annual Plan, (c) depreciation and amortization expense related solely to items classified as Property and Equipment under GAAP (and for the avoidance of doubt, excluding any amortization expense related to amortization of advances and/or minimum guarantees), (d) severance expenses, (e) Taxes, and (f) non-cash compensation expenses.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement of any kind in each case, that Target maintains, to which Target contributes or has any obligation to contribute on behalf of any current or former employee, officer or director, or with respect to which Target has any Liability.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Employment Agreements” has the meaning set forth in Section 2.4.

“Environmental Laws” means, whenever in effect, all federal, state, local, and non-U.S. statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, exposure to, or cleanup of any hazardous materials, substances, wastes, chemical substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, mold, or radiation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with Target for purposes of Code Section 414(b), (c), (m) or (o).

“Excess Investment” means, for any Fiscal Year, the excess, if any, of Actual Investment for such Fiscal Year over the Projected Investment for such Fiscal Year.

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

“Financial Statements” has the meaning set forth in Section 4.7 below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Good Reason” has the meaning set forth in Section 2.6(e).

“Indemnification Escrow Agreement” means the escrow agreement by and among Sellers, Buyer and the Escrow Agent in substantially the form attached hereto as Exhibit E.

“Indemnified Buyers” has the meaning set forth in Section 6.2.

“Indemnified Sellers” has the meaning set forth in Section 6.3.

“Indemnified Party” has the meaning set forth in Section 6.4.

“Indemnifying Party” has the meaning set forth in Section 6.4 below.

“Indemnity Cap” has the meaning set forth in Section 6.2.

“Independent Accountants” has the meaning set forth in Section 2.5.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, divisions, continuations-in-part, revisions,

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, other source identifiers, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential, technical, and business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Investment Savings” means, for any Fiscal Year, the excess, if any of Projected Investment for such Fiscal Year over the Actual Investment for such Fiscal Year.

 “Knowledge” means actual knowledge after reasonable investigation of Savage, Margolin and Connolly.

“Lease” has the meaning set forth in Section 4.12.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Limited Survival Representations” has the meaning set forth in Section 6.1.

“Margolin” has the meaning set forth in the preface above.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be (or could reasonably be expected to be) materially adverse to (i) the business, assets, condition (financial or otherwise), operating results, operations of Target, or (ii) Sellers’ ability to consummate the transactions contemplated hereby, except to the extent resulting from (a) changes in general local, domestic, foreign, or international economic conditions, (b) changes affecting generally the industries or markets in which Target operates, (c) acts of war, sabotage or terrorism, military acts or the escalation thereof, (d) any change in applicable laws or accounting rules or principles, including changes in GAAP, (e) any other action required by this Agreement, or (f) the announcement of the transactions contemplated by this Agreement; provided that such event, change or action does not affect Target in a substantially disproportionate manner.

“Minimum EBITDA Requirement” has the meaning set forth in Section 2.6 below.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 4.7 below.

“Most Recent Fiscal Month End” has the meaning set forth in Section 4.7 below.

“Most Recent Fiscal Year End” has the meaning set forth in Section 4.7 below.

“Motion Picture” means motion pictures of every kind and character whatsoever, including all present and future technological developments, regardless of the process where pictures, images, visual and aural representations are recorded or otherwise preserved for projection, reproduction, exhibition, or transmission by any means or media now known or hereafter devised in such manner as to appear to be in motion, including computer generated pictures and graphics.  For the avoidance of doubt “Motion Picture” includes all audio-visual works made for theatrical, video, television, internet, digital device (including mobile or smart phones), or any other means of exploitation now known or hereafter devised that are used for purposes of viewing such audio-visual works, including all merchandising and licensing rights based thereon (including video games).

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Objection Notice” has the meaning set forth in Section 2.5.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” or “Parties” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.

“Project” has the meaning set forth in Section 2.6(c).

“Projected Investment” means *** for Fiscal Year 2013, *** for Fiscal Year 2014 and *** for Fiscal Year 2015 as shown on the Annual Plan set forth at Exhibit G.

“Pre-Closing Tax Period” has the meaning set forth in Section 7.1.

“Projected EBITDA” means *** for Fiscal Year 2013, *** for Fiscal Year 2014 and *** for Fiscal Year 2015 as shown on the Annual Plan set forth at Exhibit G.

___________________________
***     CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Purchase Price” has the meaning set forth in Section 2.2 below.

“Registration Expenses” has the meaning set forth in Section 8.4.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“Required Working Capital” has the meaning set forth in Section 2.5.

“Savage” has the meaning set forth in the preface above.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the preface above.

“Shelf Registration Statement” has the meaning set forth in Section 8.1.

“Stock Purchase Price” has the meaning set forth in Section 2.2.

“Straddle Period” has the meaning set forth in Section 7.2.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Survival Period” has the meaning set forth in Section 6.1.

“Target” has the meaning set forth in the preface above.

“Target Motion Pictures” has the meaning set forth in Section 4.13.

“Target Share” means any share of the common stock, par value $1.00 per share, of Target.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Earn Out Election” has the meaning set forth in Section 2.6.

“Third-Party Claim” has the meaning set forth in Section 6.4.

“VWAP” means, as of a particular determination date, the average volume weighted Closing Prices of the Common Stock for the ten (10) trading day period immediately preceding such determination date, after removal of the highest and lowest trading days.  For purposes of this definition: (a) “Closing Price” means on any particular date the last sale price per share of the Common Stock on such date on the NASDAQ or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date; provided that all determinations of the Closing Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period and (b) “trading day” means day on which the Common Stock is traded on the NASDAQ or another registered national stock exchange on which the Common Stock is then listed.

“WARN Act” has the meaning set forth in Section 4.8 below.

“2013 Target” has the meaning set forth in Section 2.6.

“2014 Target” has the meaning set forth in Section 2.6.

“2015 Target” has the meaning set forth in  2.6.

Section 2               Purchase and Sale of Target Shares.

2.1          Basic Transaction.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, all of his or her or its Target Shares for the consideration specified below in this Section 2.

2.2          Purchase Price.  Buyer agrees to pay to Sellers at the Closing (i) $10,000,000 (Ten Million Dollars) (the “Cash Purchase Price”) in cash payable by wire transfer of immediately available funds to an account or accounts specified by the Sellers  in writing at least two Business Days prior to the Closing or delivery of other immediately available

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

funds, and (ii) 2,525,417 shares of Common Stock of Buyer (the “Stock Purchase Price” and together with the Cash Purchase Price, the “Purchase Price”); provided, however, that the Cash Escrow Amount shall be delivered to the Escrow Agent for deposit into the Indemnification Escrow Fund.  The Cash Escrow Amount plus any interest accrued thereon will be available to satisfy any amounts owed by Sellers to Buyer under this Agreement in accordance with the terms of the Indemnification Escrow Agreement attached hereto as Exhibit F.  The Purchase Price shall be allocated between Sellers in proportion to their respective holdings of Target Shares as set forth in Section 4.2 of the Disclosure Schedule.

2.3          Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Glaser Weil Fink Jacobs Howard Avchen & Shapiro, LLP, at 10250 Constellation Blvd., in Los Angeles, California 90067, or such other place as Sellers and Buyer shall mutually agree, on Friday, April 20, 2012 or as soon as practicable thereafter (the “Closing Date”).

2.4          Deliveries at Closing.

(a)          At the Closing, Sellers will deliver to Buyer the following:

(i)          Employment Agreements executed by Savage and Margolin in the form of Exhibit A and Connolly in the form of Exhibit B (the “Employment Agreements”) and by Target.

(ii)          the Indemnification Escrow Agreement executed by the Sellers.

(iii)          Stock certificates representing all of the outstanding shares of Target stock, duly endorsed for transfer to Buyer.

(iv)          Evidence satisfactory to Buyer of the payment of all debt and debt-like instruments of Target and the termination of all Liens, including without limitation UCC statements.

(v)          Evidence satisfactory to Buyer that the agreement dated as of January 1, 1993 by and among Savage, Margolin and Target has been terminated and that Sellers and Target have all waived any and all rights and claims thereunder.

(vi)          Opinion of Proskauer Rose LLP in the form of Exhibit D hereto.

(vii)          Resolutions of the Board of Directors of Target: (A) ratifying the past actions of the Board of Directors; and (B) accepting an affidavit of lost share certificate from Savage and issuing a replacement share certificate to him, in each case certified in a Secretary’s Certificate of the Target’s Secretary.

(viii)          Consents to the transactions contemplated by this Agreement executed by the following parties to agreements with the Target under and pursuant to such agreements: (A) Scholastic Entertainment Inc. pursuant to (1) that certain agreement

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

dated as of October 1, 2011 in connection with “Stellaluna”; (2) that certain letter agreement dated as of June 27, 2002 in connection with “Scholastic Storybook Treasures”; (3) that certain agreement dated as of January 1, 2012 in connection with “The Magic School Bus,” in each case as amended; (B) 902 Associates, Target’s landlord pursuant to its office Lease; and (C) A&E Home Video Corp. pursuant to that certain agreement with the Target dated December 22, 2003, as amended.

(ix)          Articles of Incorporation and Bylaws of the Target, certified by the Secretary of Target.

(b)          At the Closing, Buyer will deliver to Sellers the following:

(i)          $8,750,000 in cash.

(ii)          Undertaking of Buyer to deliver to Sellers, as promptly as practicable after the Closing Date, certificates representing the Stock Purchase Price Common Stock.

(iii)          Indemnification Escrow Agreement executed by the Buyer.

(iv)          Resolutions of the Board of Directors of Buyer approving this Agreement, the other agreements contemplated hereby and the transactions contemplated hereby and thereby certified in a Secretary’s Certificate of the Buyer’s Secretary.

(v)          Opinion of Kelley, Drye & Warren in the form of Exhibit E hereto.

(c)          At the Closing, Buyer will deliver the Cash Escrow Amount to the Escrow Agent to be held in accordance with the Indemnification Escrow Agreement and to be released to Seller in accordance with the Indemnification Escrow Agreement and Section 2.7 of this Agreement.

2.5          Post-Closing Working Capital Adjustment.

(a)          The target amount of working capital of Target at Closing is $1,441,000 (the “Required Working Capital”).  Buyer shall determine the amount of the Closing Working Capital by August 15, 2012 and shall notify Sellers of such determination and the basis for such determination, including the calculations used to arrive at such amounts.  Buyer shall provide Sellers and their representatives reasonable access to all relevant working papers and other information supporting such calculation.  If within sixty (60) days following delivery of such notification, Sellers have not given Buyer written notice of  their objection (“Objection Notice”) to the Closing Working Capital amount (which notice shall state the basis of Sellers’ objection), then the Closing Working Capital calculated by Buyer shall be final, binding and conclusive on the parties.

(b)          If Sellers duly give Buyer such Objection Notice, and if Sellers and Buyer fail to resolve the issues outstanding with respect to the calculation of the Closing Working Capital within thirty (30) days of Buyer’s receipt of Sellers’s Objection Notice, Sellers

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

and Buyer shall submit the issues remaining in dispute to a mutually agreed-upon independent public accountant (the “Independent Accountants”) for resolution.

(c)          If issues are submitted to the Independent Accountants for resolution, (i) Sellers and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Sellers and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) the losing party will bear the fees and costs of the Independent Accountants for such determination.

(d)          Within five (5) business days of the Closing Working Capital becoming final, binding and conclusive on the parties: (i) if the Closing Working Capital is more than the Required Working Capital, the difference shall be paid by Buyer to Sellers via wire transfer to an account or accounts specified by Sellers; or (ii) if the Closing Working Capital is less than the Required Working Capital, the difference shall be paid by Sellers to Buyer via wire transfer to an account specified by Buyer.  Buyer shall have the right to remove from the Escrow Account an amount equal to the amount in cash owed by Sellers to make good such deficit in the event Sellers have failed to pay such amount within thirty (30) days of the date the Closing Working Capital becomes final, binding and conclusive on the parties, and (i) such amount shall not be considered to be an indemnification payment made by Sellers for any purpose and (ii) Sellers shall replenish the Escrow Account with an amount of cash equal to such amount within five Business Days.

2.6          Earn Out Price.

(a)          Earn Out Price Targets.  Sellers shall have the right to receive up to $6,000,000 (Six Million Dollars) of additional Purchase Price consideration, (the “Earn Out Price”), payable to Sellers in proportion to their respective holding of the Target Shares, in cash or Common Stock at Buyer’s option, provided that payment in Common Stock may only be made by Buyer if, at the time of such payment such Common Stock is listed on the NASDAQ or another registered national stock exchange; provided further, however, that the number of shares of Common Stock issued in payment of any Earn Out Price due, together with the Stock Purchase Price Common Stock, cannot exceed 7,523,031 shares of Common Stock in the aggregate unless and until the Buyer has obtained the approval of its stockholders for the issuance of a greater number of shares of Common Stock in connection herewith; provided, however, that in such event, Buyer shall pay in cash to the extent it is not able to promptly issue such Common Stock.  Payment in Common Stock, if permitted, shall be valued at the VWAP at the date of payment.  Payment of the Earn Out Price shall be made not later than 90 days following the end of the applicable Fiscal Year of Buyer.  The Earn Out shall be payable pursuant to the terms of this Agreement for Content Business financial performance against the Projected EBITDA set forth in an agreed upon annual plan for the Fiscal Years ending March 31, 2013, March 31, 2014 and March 31, 2015 set forth at Exhibit G (each an “Annual Plan”);

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

provided, that to the extent the definition of EBITDA shall be affected by changes in GAAP, corresponding changes in the Annual Plan shall be made in good faith by the Parties to the subject Annual Plan.  Maximum Earn Out Price payments shall be $1 million in respect of Fiscal Year 2013 (the “2013 Target”), $2 million in respect of Fiscal Year 2014 (the “2014 Target”) and  $3 million in respect of Fiscal Year 2015 (the “2015 Target” and together with the 2013 Target and 2014 Target, each an  “Earn Out Target”).

(b)          Earn Out Price Thresholds.  Sellers’ right to receive payment of any portion of the Earn Out Price for a Fiscal Year shall be subject to the Content Business earning EBITDA for such Fiscal Year of at least 90% of the Projected EBITDA for such Fiscal Year (“Minimum EBITDA Requirement”).  If the Minimum EBITDA Requirement has been met, the amount of the Earn Out Price paid for any Fiscal Year shall be calculated as follows:

Adjusted EBITDA of 90% of Projected EBITDA results in a payment of 50% of the Earn Out Target for such Fiscal Year;

Adjusted EBITDA of 100% of Projected EBITDA results in a payment of 75% of the Earn Out Target for such Fiscal Year;

Adjusted EBITDA of 110% of Projected EBITDA results in a payment of 87.5% of the Earn Out Target for such Fiscal Year;

Adjusted EBITDA of 120% of Projected EBITDA results in a payment of 100% of the Earn Out Target for such Fiscal Year.

Adjusted EBITDA percentages between the stated percentages (i.e., 94%, 102%, etc.) shall be calculated in the corresponding range between 50% of Earn Out Target and 100% of Earn Out Target, with 100% of Earn Out Target as the maximum payment.  Attached hereto as Exhibit H is a spreadsheet setting forth the method of calculating the percentage of Earn Out Target payable to Sellers.

(c)          Sellers’ Opt-Out Regarding Content Business Projects.  For Fiscal Years 2013, 2014 and 2015, Buyer shall establish and maintain a “greenlight” committee tasked with approving Motion Picture distribution projects of the Content Business (each, a “Project”).  Sellers shall have the right to designate Savage and Margolin as members of the greenlight committee, who acting unanimously shall have a veto right over individual Projects, which veto may be overridden solely by the CEO of the Buyer.  The Sellers acting unanimously through their greenlight committee members, may elect to exclude the financial results and costs of a Project in the Earn Out Price calculation for an applicable Fiscal Year or Fiscal Years if (i) the P&A and advance budget for the Project is in excess of *** and the Seller member’s veto is overridden by the CEO of Buyer or (ii) the P&A and advance budget for the Project is in excess of *** million.

(d)          Earn Out Price Upon Buyer Change of Control.  Following a Buyer Change of Control closing in Fiscal Year 2013 that values the equity of Buyer at *** million or more, a Buyer Change of Control closing in Fiscal Year 2014 that values the equity of Buyer at *** million or more, or a Buyer Change of Control closing in Fiscal Year 2015 that

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***     CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

values the equity of Buyer at *** million or more, Sellers will be deemed to have earned (A) if the closing occurs in the Fiscal Year 2013, the greater of (i) *** million or (ii) the amount (up to *** million) implied by the then-current percentage of the Earn Out Target actually achieved by the Content Business in Fiscal Year 2013, which shall be the deemed percentage of Earn Out Target as if achieved for Fiscal Year 2014 and Fiscal Year 2015 as well (and with no further payment due or made for Fiscal Years 2014 or 2015), (B) if the closing occurs in the Fiscal Year 2014, the greater of (i) *** million or (ii) the amount (up to *** million) implied by the then-current percentage of the Earn Out Target actually achieved by the Content Business in Fiscal Year 2014, which shall be the deemed percentage of Earn Out Target as if achieved for Fiscal Year 2015 as well (and no further payment shall be due or made for Fiscal Year 2015), or (C) if the Closing occurs in Fiscal Year 2015, the amount (up to *** million) implied by the then-current percentage of the Earn Out Target actually achieved by the Content Business in Fiscal Year 2015 (and with no further payment due or made for Fiscal Year 2015); provided, that the dollar value of any equity issued by Buyer after the Closing shall be added to and any reduction of Buyer’s equity value due to dividends and equity repurchases after the Closing shall be subtracted from the threshold equity vales of the Buyer in the calculation of the equity value of Buyer for purposes of this Section 2.6.  In addition, if a Buyer Change of Control should close within 90 days of the Closing Date, Sellers shall be deemed to have earned ***.  In such events, the relevant portion of the Earn Out Price shall be paid in the same form of consideration paid by the purchaser of Buyer within 10 Business Days and the provisions of this Section 2.6 shall be of no further force and effect.

(e)          Earn Out Price Upon Termination Without Cause or for Good Reason.  In the event any Seller is terminated without Cause or terminates his or her Employment Agreement for Good Reason (each term as defined in his or her respective Employment Agreement), the following provisions shall apply:

(i)          If such termination occurs in Fiscal Year 2013, actual performance of the Content Business against the Annual Plan for Fiscal Year 2013 at the time of termination shall be measured based on Buyer’s unaudited interim financial statements as of the end of the most recent completed month and the full year Earn Out Target payout, if any, will be made at that time on the basis of performance-to-date as if performance-to-date were full-year performance.  As an illustrative example only, if termination were to occur in month 6 of Fiscal Year 2013, and Content Business performance through month 6 were to be equal to 100% of Annual Plan Projected EBITDA for the period through month 6 (which would equal a payment of 75% of Earn Out Target on an annualized basis), the terminated executive would receive his or her pro rata share of 75% of the full year Earn Out Target payment, or pro rata share of ***.  In this event, the Fiscal Year 2014 and Fiscal Year 2015 Earn Outs shall remain in-force to be measured at the end of Fiscal Years 2014 and 2015, and if the Earn Out Targets are reached, the terminated executive would be paid according to the Earn Out performance notwithstanding the termination. Alternatively, notwithstanding the foregoing, within 5 Business Days of termination, the executive shall be allowed to make a one-time only election by written notice to Buyer to either (a) elect the structure set forth in this Section 2.6(d) for the period in question or (ii) leave the Earn Out in place as if no termination had occurred and receive payments, if any, as actually earned by virtue of Content Business performance at the end of the Fiscal Year or years remaining (the “Termination Earn Out Election”).

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***     CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(ii)          If such termination occurs in Fiscal Year 2014, actual performance of the Content Business against the Annual Plan for Fiscal Year 2014 at the time of termination shall be measured based on Buyer’s unaudited interim financial statements as of the end of the most recent completed month and the full year Earn Out Target payout, if any, will be made at that time on the basis of performance-to-date as if performance-to-date were full-year performance.  As an illustrative example only, if termination were to occur in month 6 of Fiscal Year 2014, and Content Business performance through month 6 were to be equal to 100% of Annual Plan Projected  EBITDA for the period through month 6 (which would equal a payment of 75% of Earn Out Target on an annualized basis), the terminated executive would receive his or her pro rata share of 75% of the full year Earn Out Target payment, or pro rata share of *** million.  In this event, the Fiscal Year 2015 Earn Out shall remain in-force to be measured at the end of Fiscal Year 2015, and if the Earn Out Target is reached, the terminated executive would be paid according to the Earn Out performance notwithstanding the termination. Alternatively, notwithstanding the foregoing, within 5 Business Days of termination, the executive shall be allowed to make the Termination Earn Out Election.

(iii)         If termination occurs in the first six months of Fiscal Year 2015, actual performance of the Content Business against the Annual Plan for Fiscal Year 2015 at the time of termination shall be measured and 50% the full year Earn Out Target payout, if any, will be made at that time on the basis of performance-to-date as if performance-to-date were full-year performance.   As an illustrative example only, if termination were to occur in month 5 of Fiscal Year 2015, and Content Business performance at month 5 were to be equal to 100% of Annual Plan Projected EBITDA through month 5 (which would equal a payment of 75% of Earn Out Target on an annualized basis), the terminated executive would receive his or her pro rata share of 50% of the full year payment of 75% of Earn Out Target, or pro rata share of *** million.  After payout, the provisions this Section 2.6(d) would then be of no further force and effect.  Alternatively, notwithstanding the foregoing, within 5 Business Days of termination, the executive would be allowed to make the Termination Earn Out Election on a one-time basis, in which event he or she would be entitled to 50% of the 2015 pay out, if any.

(iv)         If termination occurs in the second six months of Fiscal Year 2015, actual performance of the Content Business against the Annual Plan for Fiscal Year 2015 at the time of termination shall be measured and the full Fiscal Year Earn Out Target payout, if any, shall be made at that time on the basis of performance-to-date as if performance-to-date were full-year performance.  For example, if termination were to occur in month 9 of Fiscal Year 2015, and Content Business performance at month 9 were to be equal to 120% of Annual Plan Projected EBITDA through month 9 (which would equal a payment of 100% of Earn Out Target on an annualized basis), the terminated executive would receive an Earn Out Target payment at his or her pro rata share of 100% of the Earn Out Target, or pro rata share of *** million with no reduction or increase if Content Business performance for the balance of Fiscal Year 2015 were to fall above or below such level for the full Fiscal Year 2015.  Alternatively, notwithstanding the foregoing, within five Business Days of termination, the executive would be allowed to make the Termination Earn Out Election on a one-time basis.

(v)          Each of the Sellers shall have the right to only their pro rata share of the Earn Out Price payable, if any, and shall be free to independently make the elections

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***     CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

set forth in Section 2.6(e) as to himself or herself and shall not be affected by the elections, or the termination, of the others.

(f)          Disputes.  Any dispute under this Section 2.6 shall be determined pursuant to Section 9.9.

2.7          Release of Cash Escrow Amount.

(a)           The Cash Escrow Amount up to the maximum amount of any disputed portion of the Escrow Amount shall not be released to Sellers from the Indemnification Escrow Fund  to the extent there is an indemnification claim by an Indemnified Buyer that has not been indemnified by Sellers pursuant to Section 6 until the resolution of the claim and pursuant to the terms of the Escrow Agreement.

(b)           On or after the last day of the Survival Period, the cash the Escrow Fund shall be released to the Sellers; provided that there are no known and asserted claims of Buyer pursuant to Section 6 that have not been indemnified by the Sellers to Buyer’s reasonable satisfaction.  The cash in the Escrow Fund shall remain in the Escrow Fund during the pendency of any dispute pursuant to Section 6 between the Parties (up to the maximum amount of the disputed portion of the Escrow Amount) and until the resolution of any such disputes.  Upon the final resolution of all disputes pursuant to Section 6 by a court or arbitrator having proper jurisdiction, and the payment of any amount adjudged owing to an Indemnified Buyer pursuant to Section 6 by Sellers, the amounts in the Escrow Fund, if any, shall be released to the Sellers; provided that in the event Sellers fail to pay any amount adjudged owing to an Indemnified Buyer, Buyer may remove cash from the Escrow Fund up to the amount owed to the extent permitted by Section 4 of the Escrow Agreement.

2.8          No Debt.  Target shall have no debt, debt-like instruments (e.g., overdue payables to the extent such overdue payables are not included as liabilities in the calculation of Closing Working Capital), un-recoupable advances, minimum guarantees, vendor-related financing or the like, in each case where Target would be required to pay or repay such amount) or other liabilities at Closing other than liabilities incurred in the Ordinary Course of Business, and all such debt, debt-like instruments (except overdue payables included as liabilities in the calculation of Closing Working Capital) shall be paid off by the Sellers at or before Closing.  Operating leases, as defined under GAAP, shall not be deemed debt.

2.9          Restrictions on Stock Purchase Price Common Stock; Restricted Stock Legend.

(a)         Restrictions on Stock Purchase Price Common Stock.  The shares of Common Stock constituting the Stock Purchase Price due to each of the Sellers shall be subject to restrictions as set forth herein, and shall not be transferable by any means whatsoever (including without limitation by pledge or hypothecation) until the release of funds in the Escrow Agreement pursuant to Section 2.7 and the Escrow Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)        Restricted Stock Legend.  The Stock Purchase Price Common Stock shall bear a legend setting forth the limitations set forth in this Agreement and under applicable securities laws on the transferability of such shares.

2.10          Shareholders Agreement.  Sellers shall, and shall cause Target to, terminate the agreement dated as of  by and among Savage, Margolin and Target and waive any and all rights and claims thereunder.

2.11          Payment of Broker’s Fees.  Sellers (and not Target) shall pay any and all fees or commissions to any broker, finder or agent, including without limitation Steve Einhorn and/or his Affiliates, with respect to obligations of Target or Sellers in connection with the transactions contemplated by this Agreement.

2.12          Target 2012 Employee Bonus Payments.  Sellers shall cause Target to adequately reserve in the calculation of estimated closing working capital on Exhibit J an amount sufficient to pay any amounts which may become due to employees through the Closing Date pursuant to the bonus arrangements set forth on Schedule 4.21.  Buyer shall cause Target to pay amounts due to employees in good standing as of  in respect of such bonus arrangements in 2013, and remit to Sellers any amounts in excess of the reserve.

Section 3               Representations and Warranties Concerning Transaction.

3.1          Sellers’ Representations and Warranties.  Each Seller severally and not jointly represents and warrants to Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement with respect to himself or herself, except as set forth in Annex I attached hereto.

(a)          Authorization of Transaction.  Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b)          Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he or she is bound or to which any of his or her assets are subject, or (iii) result in the imposition or creation of a Lien upon or with respect to the Target Shares.

(c)          Brokers’ Fees.  Seller has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(d)         Investment.  Seller (i) understands that the Buyer Common Stock has not been, and will not be (except as set forth in Section 8), registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Common Stock solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Common Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Common Stock, and (vi) is an Accredited Investor.

(e)          Target Shares.  Seller holds of record and owns beneficially the number of Target Shares set forth next to his or her name in Section 4.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital stock of Target. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target.

3.2          Buyer’s Representations and Warranties.  Buyer represents and warrants to Sellers that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement, except as set forth in Annex II attached hereto.

(a)          Organization of Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

(b)          Authorization of Transaction.  Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(c)          Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract,

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject.

(d)          Brokers’ Fees.  Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(e)          Investment.  Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(f)          Buyer SEC Reports.  Buyer has filed with or otherwise furnished to the SEC, all material forms, reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Securities Exchange Act since December 31, 2010 (such documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein, the “Buyer SEC Reports”).  As of their respective dates, the Buyer SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed (or, if amended, as of the date of such amendment) (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the rules and regulations promulgated thereunder applicable to such Buyer SEC Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4                Representations and Warranties Concerning Target.  Sellers represent and warrant, jointly and severally, to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Sellers to Buyer on the date hereof and incorporated by this reference herein (the “Disclosure Schedule”).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

4.1          Organization, Qualification, and Corporate Power.  Target is a  corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where lack of such qualification would not have a Material Adverse Effect.  Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of Target. Sellers have delivered to Buyer correct and complete copies of the charter and bylaws for Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books for Target are correct and complete. Target is not in default under or in violation of any provision of its charter or bylaws.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

4.2   Capitalization.  The entire authorized capital stock of Target consists of 100 Target Shares, of which 100 Target Shares are issued and outstanding and 0 Target Shares are held in treasury.  All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective Sellers as set forth in Section 4.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target.

4.3          Non-contravention.  Except as set forth in Section 4.3 of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, attestation, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect.  Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.4          Brokers’ Fees.  Target has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.5          Title to Assets.  Target has good and marketable title to, or a valid leasehold interest in, the properties and material assets (or in the case of agreements of the Target, good title to all such agreements) used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

4.6          No Subsidiaries, Voting Trust or Phantom Stock. Target has no Subsidiaries.  There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Target.  There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Target. Target does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association. Target does not own or have any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

4.7          Financial Statements.  Attached hereto as Exhibit B are the following financial statements (collectively the “Financial Statements”):  (i) unaudited balance sheets and

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2010 and December 31, 2011 (the “Most Recent Fiscal Year End”) for Target; and (ii) unaudited balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the month ended February 29, 2012 (the “Most Recent Fiscal Month End”) for Target. The Financial Statements (including the notes thereto) for the fiscal year ended December 31, 2011 have been prepared in accordance with GAAP or reconciled to GAAP as set forth in Exhibit B throughout the periods covered thereby.  The Financial Statements present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods, are correct and complete in all material respects, and in all material respects are consistent with the books and records of Target (which books and records are correct and complete in all material respects) except, in case of the Most Recent Financial Statements, subject to normal year-end adjustment.

4.8          Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change.  Without limiting the generality of the foregoing, since that date, except as set forth in Section 4.8 of the Disclosure Schedule:

(a)          Target has not sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(b)          Target has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

(c)          no party (including Target) has accelerated, terminated, modified, or cancelled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Target is a party or by which it is bound;

(d)          Target has not imposed any Liens upon any of its assets, tangible or intangible;

(e)          Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

(f)          Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

(g)          Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(h)         Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(i)          Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

(j)          Target has not transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

(k)          there has been no change made or authorized in the charter or bylaws of Target;

(l)          Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(m)          Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(n)          Target has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(o)          Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(p)          Target has not entered into or terminated any employment contract or any collective bargaining agreement, written or oral, or materially modified the terms of any existing such contract or agreement outside the Ordinary Course of Business or become bound by any collective bargaining relationship;

(q)          Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(r)          Target has not adopted, materially amended, materially modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(s)          Target has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(t)          Target has not implemented any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

similar state, local, or non-U.S. law, regulation, or ordinance (collectively the “WARN Act”) in each case, without complying therewith;

(u)          Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(v)          there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target;

(w)          Target has not discharged a material Liability or Lien outside the Ordinary Course of Business;

(x)          Target has not made (A) any loans in any amount or (B) any advances of money other than advances to employees of less than $10,000 in the Ordinary Course of Business;

(y)          Target has not disclosed any material Confidential Information to any party except pursuant to a valid confidentiality agreement; and

(z)          Target has not committed to do any of the foregoing except as expressly required by this Agreement.

4.9          Undisclosed Liabilities.  Except as set forth in Section 4.9 of the Disclosure Schedule, Target has no material Liability (and to the Knowledge of Sellers there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

4.10          Legal Compliance.  Except as set forth in Section 4.10 of the Disclosure Schedule, Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and non-U.S. governments (and all agencies thereof), except for such non-compliance as would not result in a Material Adverse Effect, action, suit, proceeding, hearing, charge, complaint, claim, demand, or notice has been filed or commenced or to the Knowledge of Sellers, threatened against any of them alleging any failure so to comply.

4.11          Tax Matters.

(a)          Target has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects.  All Taxes due and owing by Target (whether or not shown on any Tax Return) have been paid.  Except as set forth in Section 4.11 of the Disclosure Schedule, Target currently is not

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that Target is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Target.

(b)          Target has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)          No federal, state, local, or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Target. Target has not during the past three years received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where Target has not filed Tax Returns) any written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Target. Section 4.11(c) of the Disclosure Schedule lists all federal, state, local, and non-U.S. income Tax Returns filed with respect to any of Target for taxable periods ended on or after December 31, 2009,  indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. No Seller or director or officer has been contacted in writing, orally or by any other means regarding the potential examination of Tax Returns or the assessment of any additional Taxes.  Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target filed or received since January 1, 2009.

(d)          Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains in effect.

(e)          Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  Target is not a party to or bound by any Tax allocation or sharing agreement. Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) or (B) has any Liability for the Taxes of any Person (other than Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.  Target has not participated in a reportable transaction within the meaning of Code Section 6111 and 6662.

(f)          Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)          change in method of accounting for a taxable period ending on or prior to the Closing Date;

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(ii)           “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

(iii)          intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law);

(iv)          installment sale or open transaction disposition made on or prior to the Closing Date;

(v)          prepaid amount received on or prior to the Closing Date; or

(vi)          election under Code Section 108(i).

(g)          Target has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(h)          Target is not or has not been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Reg. Section 1.6011-4(b).

(i)          Except as set forth in Section 4.11(i) of the Disclosure Schedule, Target has not received any private letter ruling from the Internal Revenue Service (or any comparable ruling from any other taxing authority).

(j)           The Target has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 since the date of its organization and will be an S corporation on the Closing Date; the Internal Revenue Service has not challenged the status of the Target’s “S” election; the Target has taken such steps, if any, that are necessary to be treated as an "S corporation" in all state and local jurisdictions which explicitly recognize such status and has since maintained its status as an “S” corporation in all such jurisdictions (and subject to any limitations on such status imposed by any state or local jurisdiction); the Target is not subject to Tax pursuant to Code Section 1374 or 1375 of the Code or any corresponding provisions of the laws of any state or local jurisdiction; and has not (A) acquired assets from another corporation in a transaction in which such company’s tax basis for such assets was determined, in whole or in part, in reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.   Any copy of the Target’s election to be taxed as an S Corporation is missing from the Target’s records.  A Target employee has contacted the Internal Revenue Service and has been assured that a copy of Target’s election shall be sent to Target by the Internal Revenue Service.

4.12          Real Property.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(a)          Section 4.12 of the Disclosure Schedule sets forth a complete and correct list of all real property leased by the Company or otherwise occupied by the Company and lists each lease (the “Company Real Properties”).

(b)          The Company does not own any real property.

(c)          All leases of Company Real Property under which the Company, as lessee, leases any material Company Real Property (each, a “Lease”), are valid, binding and enforceable against the Company in accordance with their respective terms, and the Company has a valid leasehold interests to all material Company Real Property leased by it, there is not under any such Lease any material existing default by the Company or, to the Seller’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material default, and all rent and other sums and charges due and payable under such lease have been paid.

(d)          There are no Persons in possession of any portion of any of the Company Real Property owned or leased by the Company other than the Company, and no Person other than the Company has the right to use or occupy for any purpose any portion of any of the Company Real Property owned or leased by the Company, except in each case as would not, individually or in the aggregate, impair in any material respect the Company’s use of such Company Real Property.

(e)          the transactions contemplated by this Agreement do not require the consent of any other party to such Lease which has not been delivered to Buyer, will not result in a breach of or default under such Lease, and will not otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(f)          Target’s possession and quiet enjoyment of the Company Real Property under such Lease has not been disturbed and there are no material disputes with respect to such Lease;

(g)          no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such lease that has not been re-deposited in full;

(h)          Target does not owe, and will not owe in the future, any brokerage commissions or finder’s fees with respect to such Lease;

(i)          the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, Target;

(j)          Target has not subleased, licensed or otherwise granted any Person the right to use or occupy the Company Real Property or any portion thereof;

(k)          Target has not collaterally assigned or granted any other Lien in such lease or any interest therein; and

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(l)           there are no Liens on the estate or interest created by such Lease and to the Knowledge of Sellers, there are no third party Liens except the Lien consented to by Target in the case of the landlord.

4.13          Intellectual Property.

(a)          Target owns and possesses or has the right to access and use pursuant to a valid and enforceable written license, sublicense, agreement, covenant not to sue, or permission all Intellectual Property necessary or desirable for the operation of the business of Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned, accessed, or used by Target immediately prior to the Closing will be owned or available for access and use by Target on identical terms and conditions immediately subsequent to the Closing. Target has taken all commercially reasonable actions to maintain and protect each item of Intellectual Property that it currently owns or uses.

(b)          Except as set forth in Section 4.13(b) of the Disclosure Schedule, Target is not interfering with, infringing upon, diluting, misappropriating, or otherwise coming into conflict with, any Intellectual Property rights of third parties which would result in a Material Adverse Effect and none of Sellers has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, dilution, or conflict (including any claim that Target must license or refrain from accessing or using any Intellectual Property rights of any third party) which would have resulted in a Material Adverse Effect. To the Knowledge of any of Sellers, no third party has interfered with, infringed upon, diluted, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of Target.

(c)          Section 4.13(c) of the Disclosure Schedule identifies each patent or registration that has been issued to Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Target has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, covenant not to sue, or other permission that Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Sellers have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, covenants not to sue, and permissions (as amended to date) and have made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(c) of the Disclosure Schedule also identifies each material unregistered trademark, service mark, logo, slogan, trade name, corporate name, Internet domain name, or other source identifier, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $5,000) and each material unregistered copyright used by Target in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule:

(i)          Target owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding access, use, or disclosure except for such as would not result in a Material Adverse Effect;

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(ii)           the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii)          no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of Sellers is threatened that challenges the legality, validity, enforceability, access, use, or ownership of the item, and to the Knowledge of Sellers there are no grounds for the same;

(d)          Section 4.13(d) of the Disclosure Schedule identifies each item of Intellectual Property (other than Motion Pictures) that any third party owns and that Target accesses or uses pursuant to license, sublicense, agreement, covenant not to sue, or permission. Sellers have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, covenants not to sue, and permissions (each as amended to date). With respect to each item of Intellectual Property identified in Section 4.13(d) of the Disclosure Schedule:

(i)            the license, sublicense, agreement, covenant not to sue, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii)           the license, sublicense, agreement, covenant not to sue, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby;

(iii)           no party to the license, sublicense, agreement, covenant not to sue, or permission is in material breach or default, and to the Knowledge of any of Sellers, no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(iv)           to the Knowledge of Sellers, no party to the license, sublicense, agreement, covenant not to sue, or permission has repudiated any provision thereof;

(v)            to the Knowledge of Sellers, with respect to each sublicense, the representations and warranties set forth in Subsections 4.13(a) through 4.13(d) above are true and correct with respect to the underlying license;

(vi)            to the Knowledge of Sellers, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(vii)           Except as set forth in Section 4.13(g)(ii) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of Sellers, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and to the Knowledge of Sellers, there are no grounds for the same; and

(viii)          Except as set forth in Section 4.13(d)(viii) of the Disclosure Schedule, Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, covenant not to sue, or permission.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(e)          Target has taken all commercially reasonable actions to maintain and protect all of the Intellectual Property of Target.  To the Knowledge of any of Sellers, the owners of any of the Intellectual Property licensed to, or used by, Target have taken all commercially reasonable  actions to maintain and protect the Intellectual Property.

(f)          Sellers and Target have complied with, and are presently in compliance with, all federal, state, local, and non-U.S. governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory laws, regulations, guidelines, and rules applicable to any Intellectual Property or to personal information, except for such failure to comply as would not result in a Material Adverse Effect.

(g)          Section 4.13(g) of the Disclosure Schedule accurately identifies all of the Motion Pictures (the “Target Motion Pictures”) for which the Target owns or controls (i.e., by license to the Target) distribution rights (the “Distribution Rights”) and sets forth the Distribution Rights including identifying licensor, agreement or amendment date.

(i)           With respect to Target Motion Pictures, the Target holds valid title to all of the Distribution Rights, free and clear of all Liens filed against the Target.

(ii)           No Target Motion Pictures, nor any of the literary, dramatic or musical material contained therein or upon which any such Target Motion Pictures is based, nor the exercise by any authorized person or entity of any right granted to or by the Target in connection therewith, (A) infringes upon any patent, trademark, service mark, trade name, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person or (B) contains any element or material that in any manner constitutes a libel, slander or other defamation of any Person, except for such as would not result in a Material Adverse Effect.

(iii)           Except as set forth in Section 4.13(g)(iii) of the Disclosure Schedule, no claim, action, suit, proceeding, hearing, mediation, audit, arbitration or investigation by or before any governmental authority is pending against Target or to the Knowledge of Sellers threatened against Target relating to one or more Target Motion Pictures.

(iv)           Except for talent/producer and/or co-financier/licensor participations and box office bonuses (the agreements for which have been disclosed on Section 4.13(g)(iv) of the Disclosure Schedule), customary guild residuals, performing rights society payments, any other amounts reflected on the Financial Statements, or any agreement providing for merchandising or other royalties, there are no material sums due a third party in connection with (A) the exploitation of the Target Motion Pictures, other than in each case production and/or distribution expenses due in the Ordinary Course of Business consistent with past practice, or (B) the Distribution Rights for which the Target is obligated to make payments.

(v)           Other than with respect to obligations incurred in the Ordinary Course of Business, since the date of the most recent Financial Statements provided to Buyer, all material sums due as of the date of the last Financial Statements provided to Buyer, including contingent compensation and residuals, in connection with the Target Motion Pictures where the Target has the obligation to make the payment of such amounts have been paid in full

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

and/or the Target has established and maintains adequate reserves for the payment of such payment obligations (which reserves are reflected in the most recent Financial Statements).

(vi)           The Target takes and has taken all commercially reasonable steps to protect, confirm, register, and maintain its rights in the Target Motion Pictures and the Distribution Rights.

(vii)           (A) Target has no obligations relating to any minimum P&A and/or marketing spend and/or release obligations (i.e., minimum number of screens, markets and/or release dates designated by third parties) for any Target Motion Picture, and (B) except as reflected in the Financial Statements or set forth in Disclosure Schedule Section 4.13(g)(vii), Target has no obligations relating to any non-contingent payment guarantee, minimum guarantee or unpaid advances relating to the Target Motion Pictures or otherwise.

(viii)          Target has not done, or failed to do, any act that impairs or encumbers the Target’s full enjoyment of the Target Motion Pictures or the Distribution Rights.

(ix)             The Agreement and the terms set forth therein will not restrict, limit, invalidate or otherwise affect or result in the termination of any right, title or interest of the Target in any of the Target Motion Pictures.

(x)              The Target maintains a rights management system that is sufficient in all material respects for the Target to accurately monitor all of its rights in respect of, rights licensed in and rights to license out Target Motion Pictures as the business of Target is currently being conducted.

4.14          Tangible Assets.  Target owns or leases all buildings, machinery, equipment, and other material tangible assets necessary for the conduct of their business as presently conducted and as presently proposed to be conducted. Each such material tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

4.15          Contracts.  Section 4.15 of the Disclosure Schedule lists the following contracts and other agreements to which Target is a party:

(a)          any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(b)          any agreement (or group of related agreements) for the purchase or sale of products, or other personal property, or for the furnishing or receipt of services, the performance of which will involve consideration in excess of $50,000;

(c)          any partnership or joint venture agreement;

(d)          any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

capitalized lease obligation, in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

(e)          any agreement concerning non-competition;

(f)          any agreement with any of Sellers and their Affiliates (other than Target);

(g)          any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h)          any collective bargaining agreement;

(i)          any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing for annual compensation in excess of $100,000 or providing severance benefits in excess of $10,000 or contracts providing for any payments on the change of control or ownership of the Target, its Affiliates, or any employer of any employee which could reasonably be expected to trigger IRS Code Section 280G, or providing for deferred compensation.

(j)          any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(k)          any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(l)          any settlement, conciliation or similar agreement with any Governmental Entity or which will require satisfaction of any obligations after the execution date of this Agreement;

(m)          any agreement under which Target has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

(n)          any agreement concerning Motion Picture rights or obligations, including without limitation, Distribution Rights and including without limitation as to digital, cable television, internet, physical goods distribution or any other means of distribution; or

(o)          any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

Sellers have delivered to Buyer a correct and complete copy of each written agreement (as amended to date) listed in Section 4.15 of the Disclosure Schedule.  With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) except as set forth in Section 4.13(g)(iii) of the Disclosure Schedule, the Company is not, and to the Knowledge of the Sellers, the other party is not in material breach or default, and

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration under the agreement; and (D) to the Knowledge of Sellers, no party has repudiated any provision of the agreement.  Target is not a party to any oral agreement.

4.16          Accounts Receivable.  All accounts receivable of Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

4.17          Powers of Attorney.  To the Knowledge of Sellers, there are no outstanding powers of attorney executed on behalf of Target.

4.18          Insurance.  Section 4.18 of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

(a)          the name of the insurer, the name of the policyholder, and the name of each covered insured;

(b)          the policy number and the period of coverage;

(c)          a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Target nor, to the Knowledge of the Sellers, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of Sellers, no party to the policy has repudiated any provision thereof. Target has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during the aforementioned period. Section 4.18 of the Disclosure Schedule describes any material self-insurance arrangements affecting Target.

4.19          Litigation.  Section 4.19 of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

non-U.S. jurisdiction or before (or that could come before) any arbitrator, which if adversely determined, would result in a Material Adverse Effect.  None of Sellers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Target or that there is any Basis for the foregoing.

4.20          Employees.

(a)          With respect to the business of Target:

(i)          there is no collective bargaining agreement or relationship with any labor organization;

(ii)          to the Knowledge of any of Sellers no executive or manager of Target (1) has any present intention to terminate his or her employment, or (2) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any Person besides such entity that would be material to the performance of such employee’s employment duties, or the ability of such entity or Buyer to conduct the business of such entity;

(iii)          no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

(iv)          to the Knowledge of any of Sellers, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

(v)          no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to the Knowledge of Sellers or Target, threatened;

(vi)          to the Knowledge of Sellers, there is no workman’s compensation liability, experience or matter outside the Ordinary Course of Business;

(vii)         there is no employment-related charge, filed written complaint, written grievance, investigation, inquiry or obligation of any kind, pending or to the Knowledge of Sellers, threatened in any forum, relating to an alleged violation or breach by Target (or its or their officers or directors) of any employment-related law, regulation or contract; and,

(viii)         to the Knowledge of Sellers, no employee or agent of Target has committed any act or omission that would give rise to material liability for any violation or breach of the type identified in subsection (vii) above.

(b)          Except as set forth in Section 4.20 of the Disclosure Schedule, (A) there are no employment contracts or severance agreements with any employees of Target, and (B) there are no written personnel policies, rules, or procedures applicable to employees of Target. True and complete copies of all such documents have been provided to Buyer prior to the date of this Agreement.  Target has adequately reserved an amount sufficient to pay any amounts

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

due to employees through the Closing Date pursuant to the bonus arrangements set forth on Schedule 4.21 in the Most Recent Financial Statements.

(c)          With respect to this transaction, any notice required under any law or collective bargaining agreement has been or prior to the Closing Date will be given, and all bargaining obligations with any employee representative have been or prior to the Closing Date will be satisfied.  Within the past 3 years, Target has not implemented any plant closing or layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to Buyer.

4.21          Employee Benefits.

(a)         Section 4.21 of the Disclosure Schedule lists each material Employee Benefit Plan.

(i)          Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(ii)          All material contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan. All premiums or other payments due have been paid or accrued with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iii)          Each such Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and which has not been revoked, and to the Knowledge of Sellers, nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

(iv)          To the Knowledge of Sellers, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate which could subject any Employee Benefit Plan or any related trust, the Target or any Person that the Target has an obligation to indemnify, to any material tax or penalty under Section 4975 of the Code or Section 502 of ERISA. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan which could reasonably be expected to result in any material Liability to the Target. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of Sellers, threatened and none of Sellers has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(v)           Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan in each case, as applicable.

(vi)          Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in ERISA Section 3(35)).  No asset of any Employee Benefit Plan is subject to any Lien under ERISA or the Code.

(vii)         Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

(b)         Except as set forth in Section 4.21 of the Disclosure Schedule, Target does not maintain, contribute to or have an obligation to contribute to, or have any Liability with respect to, any Employee Welfare Benefit Plan or other arrangement providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of Target or of any other Person other than in accordance with COBRA.

(c)         The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under, any Employee Benefit Plan.

(d)         Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” subject to Code Section 409A complies with the requirements of Code Section 409A and any Internal Revenue Service guidance issued thereunder. Target has no actual or potential obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Code Section 409A(a)(1)(B).

4.22          Guarantees.  Target is not a guarantor or otherwise is liable for any Liability (including indebtedness) of any other Person.

4.23          Environmental Laws.

(a)          The Company and, to the Knowledge of the Sellers, the Company Real Properties are in compliance in all material respects with applicable Environmental Laws.  The Company has not received any written notice, demand, request for information, citation, summons, complaint or order, writ, judgment, injunction, subpoena indictment, decree, stipulation, determination or award entered by or with any federal, state, local or foreign governmental or regulatory authority, agency or commission, court or other legislative, executive or judicial governmental entity, including any self-regulatory organization, that remains outstanding alleging material liability against it or, to the Knowledge of Sellers, the Company Real Properties under any Environmental Laws.  To the Sellers’ Knowledge, none of the Company Real Properties has been used for the disposal of hazardous or toxic waste, petroleum

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

product, polychlorinated biphenyl, asbestos or asbestos containing material, chemical, pollutant, contaminant, pesticide, radioactive substance, or other hazardous or toxic substance regulated under any Environmental Laws in material violation of applicable Environmental Laws.

(b)          To the Knowledge of the Sellers, none of the Company Real Properties has had any material emissions or discharges by the Company or, to Sellers’ Knowledge, any other Person for whom the Company is legally liable, of any hazardous or toxic waste, petroleum product, polychlorinated biphenyl, asbestos or asbestos containing material, chemical, pollutant, contaminant, pesticide, radioactive substance, or other hazardous or toxic substance regulated under any Environmental Laws in violation of applicable Environmental Laws.

(c)          To the Sellers’ Knowledge, there are no material liabilities affecting the Company under Environmental Laws.

4.24          Certain Business Relationships with Target.  Except as set forth in Section 4.24 of the Disclosure Schedule, none of Sellers, their Affiliates, or Target’s directors, officers, or shareholders has been involved in any material business arrangement or relationship with Target within the past 12 months (other than as employees, directors and shareholders of Target), and none of Sellers, their Affiliates, and Target’s directors, officers or shareholders owns any material asset, tangible or intangible, that is used in the business of Target.

4.25          Product Warranty.  Substantially all of the products manufactured, sold, leased, and delivered by Target have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Target has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty, claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target.  Substantially all of the products manufactured, sold, leased, and delivered by Target are subject to standard terms and conditions of sale or lease.

4.26          Product Liability.  Target has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Target.

4.27          Disclosure.  The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

4.28          Data Room Materials.  On , Sellers made approximately 4,200 changes to the electronic data room through which Sellers made available to Buyer written due diligence materials in connection with this Agreement.  Each document in the electronic data

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

room immediately prior to the changes that was replaced was identical to the document which replaced it.

4.29          Closing Working Capital Calculation.  The Closing Working Capital Estimate on Exhibit J was calculated using the Closing Working Capital Definitions on Exhibit I, and the methodology of calculating Closing Working Capital is consistent with past practices other than with respect to reserve estimates related to accounts receivable and due to clients.

Section 5               Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing:

5.1          General.  In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).  Sellers acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Target, and will make them available to Sellers upon request.

5.2          Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties will cooperate with him, her, or it and his, her, or its counsel in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6 below).

5.3          Continuing Business.  For a period of two years from and after the Closing Date, neither of Savage or Margolin will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing as it maintained with Target prior to the Closing. During such period each of Savage or Margolin will refer all customer inquiries relating to the business of Target to Target or Buyer from and after the Closing.

5.4          Confidentiality.  Each Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in his, her, or its possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding,

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or her reasonable best efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

5.5          Covenant Not to Compete.  For a period of two years from and after the Closing Date, Savage and Margolin shall not engage directly or indirectly in any business that Target conducts as of the Closing Date in any geographic area in which Target conducts that business as of the Closing Date, other than as employees of Buyer; provided, however, that no owner of less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in its business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

Section 6               Remedies for Breaches of This Agreement.

6.1          Survival of Representations and Warranties.

All of the representations and warranties of Sellers contained in Section 3 and Section 4.1 (as to the second sentence only), Section 4.3, Sections 4.5 through Section 4.10 and Sections 4.12 through 4.27 (the “Limited Survival Representations”) shall survive the Closing hereunder (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for the period from the Closing Date through the date of completion of the review by Buyer’s independent public accountants of Buyer’s financial statements for the fiscal year ended March 31, 2013 (the “Survival Period”). All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect indefinitely.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

6.2          Indemnification Provisions for Buyer’s Benefit.

(a)          In the event Sellers breach (or in the event any third party alleges facts that, if true, would mean Sellers have breached) any of their representations, warranties, and covenants contained herein, determined without regard to any limitation or qualification by Knowledge or materiality or reference to Material Adverse Effect or Material Adverse Change, or commit an act of fraud, and, provided that Buyer makes a written claim for indemnification against Sellers pursuant to Section 9.8 below within the survival period (if there is an applicable survival period pursuant to Section 6.1 above), then each Seller shall be obligated jointly and severally to indemnify Buyer, and its officers, directors, shareholders, employees, representatives, agents, attorneys, Affiliates, successors and assigns (the “Indemnified Buyers”) from and against the entirety of any Adverse Consequences Indemnified Buyers may suffer (including any Adverse Consequences Indemnified Buyers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the breach alleged by a third party); provided, however, that, except in the case of fraud, Sellers shall not have any obligation to indemnify Indemnified Buyers from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or breach alleged by a third party) of any of the Limited Survival Representations until Indemnified Buyers have suffered Adverse Consequences by reason of all such breaches (or breach alleged by a third party) in excess of a $350,000 aggregate threshold (at which point Sellers will be obligated to indemnify Indemnified Buyers from and against all such Adverse Consequences in excess of $175,000, (except for Section 4.3, breaches for which it shall be the obligations of Sellers from dollar one); provided, further that the maximum amount Indemnified Buyers may recover from Sellers under this Section 6.2 concerning a Limited Survival Representation shall be $2,500,000 (the “Indemnity Cap”).  For the avoidance of doubt, no such limitation shall apply to any breach of a covenant, representation or warranty of Sellers or any Seller that is not a Limited Survival Representation, nor shall such limit apply to the case of fraud (each, an “Uncapped Claim”). Sellers shall not have any obligation to indemnify Indemnified Buyers to the extent the item giving rise to the Adverse Consequences has been accounted for in the calculation of Closing Working Capital.  All such calculations of damages shall take into account any insurance proceeds received by the Buyer in connection with the matter out of which such damages shall arise.  The Buyer agrees to use commercially reasonable efforts to obtain such insurance proceeds, but in no event shall Buyer be obligated to obtain any insurance policy to insure against any such Loss.  If an indemnification payment is received by the Buyer, and the Buyer later receives insurance proceeds in respect of the related damages, the Buyer shall promptly pay to the Sellers such amount.  No Seller shall have any obligation to indemnify any Indemnified Buyer from and against consequential damages, special damages or punitive damages of Buyer; provided that no such limitation shall apply in the event such damages are ordered by an arbitrator or court to be paid by Buyer in respect of an indemnification matter.

(b)          Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have the right, but not the obligation, to offset against amounts due from the Sellers under Section 6.2(a) amounts due from the Buyer to the Sellers under Section 2.6; provided that any amounts so offset shall reduce the amount remaining of the Indemnity Cap dollar-for-dollar.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

6.3          Indemnification Provisions for Sellers’ Benefit.  In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein and, provided that a Seller makes a written claim for indemnification against Buyer pursuant to Section 9.8 below within such survival period (if there is an applicable survival period pursuant to Section 6.1 above), then Buyer shall indemnify each Seller and his or her successors and assigns (the “Indemnified Sellers”) from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

6.4          Matters Involving Third Parties.

(a)          If any third party notifies any Indemnified Buyer or Indemnified Seller (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 6, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(b)          Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of his, her, or its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(c)          So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 6.4(b) above, (A) the Indemnified Party may retain separate co-counsel at his, her, or its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party.  Sellers shall be allowed to use the cash Escrow

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Amount for reasonable out of pocket legal expenses incurred in the defense of claims based on breaches of the Limited Survival Representations.

(d)          In the event any of the conditions in Section 6.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner he, her, or it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 6.

6.5          Other Indemnification Provisions.  Each Seller hereby agrees that he or she will not make any claim for indemnification against Target by reason of the fact that he or she was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

6.6          Special Indemnifications.  Notwithstanding anything contained herein to the contrary, the Sellers shall jointly and severally indemnify the Indemnified Buyers from and against the entirety of any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by: (i) the failure of the Target and Sellers to maintain the minute books and corporate records of Target and Sellers relating to Target, including without limitation the original stock certificates of Sellers and actions of the Board of Directors and stockholders of Target, and to observe the corporate formalities of the Target; (ii) the reversal, or the loss due to legal authority of certain aged credits to clients in the aggregate amount of $388,999; (iii) the reversal of certain aged amounts due to clients in the aggregate amount of $438,000; or (iv) failure of the Target to qualify as an S corporation.  The indemnification set forth in this Section 6.6 shall not be limited to the Indemnity Cap, the aggregate threshold set forth in Section 6.2(a) above or be subject to any time limitation whatsoever.

6.7          Exclusive Remedy.  The Parties agree that notwithstanding anything to the contrary set forth in this Agreement or otherwise, the indemnification provisions of this Agreement are the sole and exclusive remedies of the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.  From and after the Closing, to the maximum extent permitted by Law, the Buyer hereby waives all other rights, claims, remedies or actions with respect to any matter in any way relating to the transactions contemplated by this Agreement or arising in connection herewith, whether under any laws, orders, requirements or otherwise.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 7               Tax Matters.  The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

7.1          Tax Indemnification.  Each Seller shall jointly and severally indemnify Target, Buyer, and each Buyer Affiliate and hold them harmless from and against, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of Target for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Target (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation,  and (iii) any and all Taxes of any person (other than Target) imposed on Target as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.

7.2          Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts, or payroll of Target for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business  on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Target holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of Target for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

7.3          Responsibility for Filing Tax Returns.  Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Target that are filed after the Closing Date and relate to the Pre-Closing Tax Period (or a portion thereof).  Buyer shall make available appropriate personnel and records to assist Sellers in preparing such Tax Returns.  Buyer shall cause an officer of Target to sign these returns.  The Sellers agree to execute any and all forms or agreements required under Code Section 1377(a)(2) or otherwise to elect the closing of the books for income tax purposes.

7.4          Cooperation on Tax Matters.

(a)          The Parties shall promptly advise the other Party of the commencement of any Tax audit or proceeding that could involve the Target’s Tax liability for any period (or portion thereof) ending on or before the Closing Date.  The Sellers shall have the right (but not the obligation) to represent the Target’s interests in any such Tax audit or other Tax proceeding and to employ counsel of its choice, but reasonably satisfactory to Buyer, at Sellers’ expense, to the extent the audit or other proceeding pertains to Tax periods (or a portion thereof) ending on or before the Closing Date.  In such event, the Sellers shall consult with an keep Buyer informed regarding the status of such Tax audit or other proceeding.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)          Buyer, Target, and Sellers shall cooperate to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 7.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Target or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

(c)          Buyer and Sellers further agree, upon request, to use their commercially reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(d)          Buyer and Sellers further agree, upon request, to use commercially reasonable efforts provide the other Party with all information that either Party may be required to report pursuant to Code Section 6043, or Code Section 6043A, or Treasury Regulations promulgated thereunder.

7.5          Tax-Sharing Agreements.  All tax-sharing agreements or similar agreements with respect to or involving Target shall be terminated as of the Closing Date and, after the Closing Date, Target shall not be bound thereby or have any liability thereunder.

7.6          Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid one-half by Sellers and one-half by Buyer when due, and Buyer will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Sellers will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

7.7          Tax Refunds.  Buyer will cause to be promptly paid to Sellers the amount of any refund of Taxes of Target for any Pre-Closing Tax Period (or portion thereof) received by Buyer, Target or any Affiliate of Target.

Section 8               Registration Rights.

8.1          Registration of Shares.  The Buyer will use commercially reasonable efforts to:  (i) prepare and file with the SEC and cause to become effective, within one year after

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

the Closing Date, a Form S-3 (or, if such form is not available to the Buyer, a Form S-1) to register under the Securities Act, sales of the Stock Purchase Price Common Stock by Sellers (the “Shelf Registration Statement”); (ii) in the case of any registration other than pursuant to Form S-3ASR, use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable after such filing; (iii) use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective at all times thereafter until the earlier of (x) the date as of which Sellers may sell all of the Stock Purchase Price Common Stock without restriction pursuant to Rule 144 promulgated under the Securities Act or (y) the date when all of the Stock Purchase Price Common Stock registered thereunder has been disposed of by the Sellers;  and (iv) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement (including documents filed pursuant to the Securities Exchange Act, and incorporated by reference into the Shelf Registration Statement) and the prospectus used in connection therewith  as may be necessary to keep such registration statement effective for the period specified in this sentence above; provided that, before filing the Shelf Registration Statement or prospectus or any amendments or supplements thereto (including documents filed pursuant to the securities Exchange Act), the Buyer will furnish to the counsel to Sellers copies of all such documents proposed to be filed reasonably in advance of such filing, which documents will be subject to review of such counsel.

8.2          Registration Procedures.  With respect to the registration of the sale of Stock Purchase Price Common Stock under this Section 8 the Buyer will:

(e)         furnish to each Seller such number of copies of the Shelf  Registration Statement, each amendment and supplement thereto, the prospectus included therein (including any preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Stock Purchase Price Common Stock owned by the Sellers;

(f)         use its commercially reasonable efforts to comply with all applicable securities laws in the U.S. and to register or qualify all Stock Purchase Price Common Stock covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Stock Purchase Price Common Stock to be sold by such Seller; provided that the Buyer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(g)         notify each Seller, at any time when a prospectus relating to the sale of the Stock Purchase Price Common Stock is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Buyer will promptly prepare and file with the SEC and furnish to each Seller a reasonable number of copies of, a supplement or amendment to such prospectus so that, as thereafter delivered to the

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

purchasers of such Stock Purchase Price Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h)         in connection with an underwritten offering, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 8.6 below, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of the Shares;

(i)         in connection with an underwritten offering, promptly obtain a “cold comfort” letter or letters from the Buyer’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as Purchasers may reasonably request;

(j)         use commercially reasonable best efforts to cause all Shares to be sold in such offering to be listed on each securities exchange on which the Common Stock is then listed;

(k)         otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

(l)         in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included therein for sale in any jurisdiction, use commercially reasonable best efforts to obtain the prompt withdrawal of such order.

8.3          Information Supplied.  It shall be a condition precedent to the obligations of the Buyer to take any action to register the Stock Purchase Price Common Stock that each of the Sellers shall furnish the Buyer with such information regarding such Seller that is pertinent to the disclosure requirements relating to the registration and the distribution of the Stock Purchase Price Common Stock as the Buyer may from time to time reasonably request.  Each Seller agrees to promptly furnish to the Buyer all information required to be disclosed in order to make the information previously furnished to the Buyer by such Seller not misleading.

8.4          Registration Expenses.

(m)         Except as expressly provided in this Section 8.4, the Buyer shall pay all Registration Expenses relating to the Shelf Registration Statement.  “Registration Expenses” shall mean any and all fees and expenses incident to the Buyer's performance of or compliance with this Section 8, including (i) SEC, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees and all related listing fees, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

counsel for the Buyer, and (vi) fees and disbursements of all independent public accountants and fees and expenses of other Persons, including special experts, retained by the Buyer.

(n)         Notwithstanding the foregoing, (i) the provisions of this Section 8.4 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each Seller shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to the Stock Purchase Price Common Stock included in the offering by the Seller and all fees and expenses of such Seller's counsel.

8.5          Restrictions on Disposition.  Each Seller agrees that, upon receipt of any notice from the Buyer of the happening of any event of the kind described in Section 8.2(g) such Seller will forthwith discontinue disposition of Stock Purchase Price Common Stock pursuant to the Shelf Registration Statement until such Seller’s receipt of the copies of the supplemental or amended prospectus contemplated by Section 8.2(g) or written notice from the Buyer that the Shelf Registration Statement is effective again and no amendment or supplement is needed.

8.6          Indemnification.

(o)         To the fullest extent permitted by law, the Buyer will indemnify and hold harmless each Seller against any losses, claims, damages and liabilities, joint or several, to which such Seller may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing in respect thereof (“Claims”) arise out of or are based upon:  (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Buyer or authorized by it in writing for use by any Seller or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that the Buyer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information prepared and furnished to the Buyer by any Seller expressly for use therein or by any Seller's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Buyer has furnished Seller with a sufficient number of copies of the same; and provided, further, that the indemnity agreement contained in this Section 8.6 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Buyer, which consent shall not be unreasonably withheld or delayed; and provided, further, that the Buyer will not be liable to any Seller pursuant to this Section 8.6 to the extent that any Claim for which such Seller seeking indemnification relates to a sale of Stock Purchase Price Common Stock in violation of Section 8.5.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(p)         To the fullest extent permitted by law, each of the Sellers will indemnify and hold harmless the Buyer and it directors and officers and each other Person who controls or is controlled by the Buyer and its Affiliates and their respective directors, officers, members, managers and general and limited partners (collectively, the “Buyer Indemnified Parties”) against all Claims and expenses arising out of or based upon:  (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were  made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Buyer or authorized by it in writing for use by any Seller or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that the Sellers shall only be liable in any such case only to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information prepared and furnished to the Buyer by such Seller expressly for use therein or by such Seller's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Buyer has furnished Seller with a sufficient number of copies of the same; provided, that the indemnity agreement contained in this Section 8.6(p) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such Seller, which consent shall not be unreasonably withheld or delayed; and provided, further, that the liability of each Seller hereunder will be limited to the amount of net proceeds received by such Seller from the sale of Stock Purchase Price Common Stock pursuant to the Shelf Registration Statement.

(q)         Any Person entitled to indemnification hereunder will (i) give prompt written notice to the Buyer of any Claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified party and the indemnifying party may exist with respect to such Claim, permit the indemnifying party to assume the defense and settlement of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action.  If such defense is assumed, the indemnified party will not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld).  Anything to the contrary appearing in this Agreement notwithstanding, the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder with respect to such Claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  If the indemnifying party assumes the defense, the indemnified party may engage its own counsel at its own sole

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

cost and expense.  All fees and expenses of counsel to any indemnified party required to be paid by the indemnifying party shall be paid as incurred.

(r)         The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Stock Purchase Price Common Stock by any Seller.  If the indemnification provided for herein is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by any Seller exceed the amount of the net proceeds received by such Seller from the sale of Stock Purchase Price Common Stock pursuant to such Shelf Registration Statement.

Section 9               Miscellaneous.

9.1          Nature of Sellers’ Obligations.

(a)          The covenants of each Seller in Section 2 concerning the sale of his or her Target Shares to Buyer and the representations and warranties of each Seller in Section 3.1 above concerning the transaction are individual, and not joint and several, obligations. This means that the particular Seller making the representation, warranty, or covenant shall be solely responsible to the extent provided in Section 6 for any Adverse Consequences Buyer may suffer as a result of any breach thereof.

(b)          The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller shall be responsible to the extent provided in Section 6 for the entirety of any Adverse Consequences Buyer may suffer as a result of any breach thereof.

9.2          Press Release.  Buyer and Target shall issue a press release relating to the subject matter of this Agreement and Buyer and Sellers shall mutually agree on the content thereof.

9.3          No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9.4          Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

9.5          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Requisite Sellers; provided, however, that (i) Sellers may assign their rights to receive payments hereunder for estate planning purposes only and (ii) Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

9.6          Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.7          Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8          Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers: 902 Broadway, 9th Floor New York, New York 10010 Email: smargolin@newvideo.com savage@newvideo.com aconnolly@newvideo.com Facsimile: (212) 206-9001	Copy to: Stephen W. Rubin, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Email: srubin@proskauer.com Facsimile: (212) 969-2900
If to Buyer:
Gary S. Loffredo, Esq., President
Digital Cinema Services & General Counsel
Cinedigm Digital Cinema Corp.
2049 Central Park East, Suite 1900
Los Angeles, CA 90067
Email:  gloffredo@cinedigm.com
Facsimile:  (973) 290-0081
Copy to: Christopher O’Brien, Esq. Glaser, Weil, Jacobs, Howard Avchen & Shapiro, LLP 10250 Constellation Blvd., 19th Flr. Los Angeles, CA 90067 email: cobrien@glaserweil.com Facsimile: (310) 785-3531

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.9          Governing Law; Mediation; Arbitration.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of  without giving effect to any choice or conflict of law provisions.  If a dispute arises out of or relates to this Agreement, or the breach hereof, and if the dispute cannot be expeditiously settled through negotiation, the parties agree to first try in good faith, for a period of 30 (thirty) days after written notice of a request for mediation to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to binding arbitration; provided, however, that failure of the mediation to occur or to be completed in the 30 (thirty) days following a request for mediation shall not preclude either party from then proceeding with arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules before a single arbitrator in New York City, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The prevailing party in any such arbitration shall be entitled to a payment from the other party (or in the case of Buyer, from the Sellers jointly and severally) of the reasonable attorney’s fees (excluding any in-house attorney fees and expenses) and other reasonable arbitration out-of pocket expenses of the prevailing party. The decision arrived at by the arbitrator shall be binding upon all the parties to the arbitration and no appeal shall lie therefrom, except as provided by the Federal Arbitration Act.  This arbitration procedure is intended to be the exclusive method of resolving any claim or dispute arising out of or related to this Agreement, including the applicability of this Section, other than disputes arising under Section 2.5.  The only exception to this arbitration provision, and the mediation provision included herein, shall be an action by either party seeking preliminary injunctive relief in a court of competent jurisdiction.

9.10          Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

9.11          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.12          Expenses.  Buyer shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.  Sellers shall bear the costs and expenses of Target (including all of their legal fees and

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

expenses) and their own such costs in connection with this Agreement and the transactions contemplated hereby.

9.13          Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.14          Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.15          Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.  In particular, the Parties acknowledge that the business of Target is unique and recognize and affirm that in the event Sellers breach this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties’ obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

9.16          Governing Language.  This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

9.17          Tax Disclosure Authorization.  Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in regulations promulgated under Code Section 6011) of the transactions contemplated by this Agreement; provided, however, that such disclosure may not be made until public announcement of the transaction.  This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction’s tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

information (except to the extent such pricing or financial information is related to the transaction’s tax treatment or tax structure), or (E) any other term or detail not relevant to the transaction’s tax treatment or the tax structure.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

CINEDIGM DIGITAL CINEMA CORP.

By:         /s/ Christopher J. McGurk
                           Name:   Christopher J. McGurk
                          Title:      Chairman and Chief Executive Officer

STEVE SAVAGE

By:         /s/ Steve Savage
                                                                                                                                                                                                                         an individual

SUSAN MARGOLIN

By:         /s/ Susan Margolin
                                                                                             an individual

AIMEE CONNOLLY

By:         /s/ Aimee Connolly
               an individual

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

Form of Savage and Margolin Employment Agreement

A-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT B

Form of Connolly Employment Agreement

B-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT C

Historical Financial Statements

C-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT D

Form of Opinion of Sellers’ Counsel

D-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT E

Form of Opinion of Buyer’s Counsel

E-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT F

Indemnification Escrow Agreement

F-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT G

Annual Plans

G-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT H

Earnout Methodology

H-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT I

Closing Working Capital Definitions

I-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT J

Closing Working Capital Estimate

J-1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ANNEX I

Exceptions to Seller’s Representations and Warranties Concerning Transaction

None

ANNEX I - 1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ANNEX II

Exceptions to Buyer’s Representations and Warranties Concerning Transaction

None

ANNEX II - 1

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM DIGITAL CINEMA CORP. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

DISCLOSURE SCHEDULE

The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

Disclosure Agreement